Exhibit 99.1

MultiPlan Reports Third Quarter 2020 Results and Provides Fourth Quarter Guidance

-	Revenues of $223.5 Million, an Increase of 8% from Second Quarter 2020
-	Net Loss of $288.4 Million, an Increase of 413% from Second Quarter 2020
-	Adjusted EBITDA of $165.5 Million, an Increase of 10.5% from Second Quarter 2020
-	Fourth Quarter Revenue Guidance of $238 to $253 Million and Adjusted EBITDA Guidance of $180 to $194 Million
-	Acquired HST on November 10, in Support of MultiPlan’s Growth Strategy to Enhance, Extend and Expand its Platform
-	Refinanced $2.7 Billion of Debt to Reduce Leverage; Projected Annual Interest Expense Savings of Approximately $70 Million
-	First Earnings Conference Call as a Public Company Today, Thursday, November 12 at 8:00 a.m. Eastern Time

NEW YORK, NY — November 12, 2020 — MultiPlan Corporation (“MultiPlan” or the “Company”) (NYSE: MPLN), a leading value-added provider of data analytics and technology-enabled end-to-end cost management solutions to the U.S. healthcare industry, today announced financial results for the quarter ended September 30, 2020.

The Company reported strong consecutive quarterly growth as it continued to execute its MultiPlan 3.0 growth strategy to enhance its product offerings to payors, extend into new payor customer segments and expand its platform to serve MultiPlan’s 1.2 million providers, its more than 700 payors and their 60 plus million consumers. The Company processed a record $27.8 billion in claims during the third quarter, identifying potential savings of approximately $4.8 billion.

“Our third quarter results are a testament to our strong fundamentals and resilient business model,” said Mark Tabak, CEO of MultiPlan. “We performed better than anticipated in the midst of a pandemic and reported positive quarterly growth in both our revenues and adjusted EBITDA. I’m tremendously proud of our employees who have worked relentlessly to manage and sustain our business momentum and diligently supported our successful transition to the public markets, all while delivering significant value to payors, providers and consumers. As the healthcare industry continues to grow and evolve, I am confident that we are well positioned to capitalize on the large addressable market for MultiPlan, with a strong focus on creating long-term value for all our stakeholders.”

Acquisition of HST

On November 10, the Company announced the acquisition of HST, a leading reference-based pricing growth company that uses sophisticated data analytics and tools to engage members and providers on the front and back end of healthcare. The acquisition increases the value that MultiPlan offers to healthcare payors by adding complementary services to help them better manage cost, while also enhancing MultiPlan’s analytics products and services and further extending the company into adjacent customer segments such as TPA and Regional Health Plans.

Business and Financial Highlights

•	Outperformed initial management expectations from COVID-19 impact with revenues of $223.5 million for the third quarter, up from $206.9 million for the second quarter of 2020, reflecting an 8% quarter-over-quarter increase. Revenues for the third quarter of 2019 were $245.8 million, with the decline in year-over-year revenues stemming from the drop in realized customer savings due to the pandemic.

•	Net loss of $288.4 million for the third quarter compared to a net loss of $56.2 million for the second quarter of 2020 and net income of $5.4 million for the same period in 2019. This reflects a 413% quarter-over-quarter increase in net loss as a result of the impact of the business combination as well as $262.4 million in stock-based compensation expense related to the Company’s 2016-2020 stock-based compensation plan.
•	Adjusted EBITDA of $165.5 million for the third quarter compared to $149.8 million for the second quarter of 2020 and $187.4 million for the same period in 2019. This reflects a 10.5% quarter-over-quarter increase as a result of COVID-19 recovery and growth across all three service lines, including Network, Analytics and Payment Integrity.
•	Closed merger between Polaris Parent Corp., the parent of MultiPlan, Inc., and Churchill Capital Corp III on October 8, 2020 and started trading on the New York Stock Exchange under the ticker symbol "MPLN" on October 9, 2020.

Balance Sheet

On October 29, 2020, the Company completed a comprehensive refinancing program with a projected annual interest expense savings of approximately $70 million and extended its long-term debt maturities by four to five years. The Company refinanced its existing PIK toggle notes and senior notes and paid down $369 million of its term loan. In addition, the Company’s revolving credit facility was increased to $450 million from $100 million to provide additional financial flexibility.

Fourth Quarter Fiscal 2020 Guidance

For the fiscal fourth quarter ending December 31, 2020, the Company expects:

•	Revenue between $238 and $253 million
•	Adjusted EBITDA between $180 and $194 million

Conference Call Information

The Company will host a conference call today, Thursday, November 12, 2020 at 8:00 a.m. U.S. Eastern Time (ET) to discuss its financial results. To access the live conference call, please dial (833) 423-1182 (domestic) or (236) 714-2584 (international). The conference ID for the live call is 6454654. Interested investors and other parties can also listen to a webcast of the live conference call by logging onto the Investor Relations section of the Company’s website at investors.multiplan.us/events-and-presentations. A supplementary slide presentation will also be available on such website.

For those unable to listen to the live conference call, a replay will be available approximately two hours after the call through the archived webcast on the MultiPlan website or by dialing (800) 585-8367 or (416) 621-4642. The conference ID for the replay is 6454654. The replay will be available until 11:59 p.m. ET on December 11, 2020.

About MultiPlan

MultiPlan is committed to helping healthcare payors manage the cost of care, improve their competitiveness and inspire positive change. Leveraging sophisticated technology, data analytics and a team rich with industry experience, MultiPlan interprets clients' needs and customizes innovative solutions that combine its payment integrity, network-based and analytics-based services. MultiPlan is a trusted partner to over 700 healthcare payors in the commercial health, dental, government and property and casualty markets. For more information, visit multiplan.com.

Contacts

Investor Relations

Shawna Gasik

AVP, Investor Relations

MultiPlan

866-909-7427

investor@multiplan.com

Helen O’Donnell

Managing Director

Solebury Trout

203-428-3213

investor@multiplan.com

Media Relations

Pamela Walker

Senior Director, Marketing & Communications

MultiPlan

781-895-3118

press@multiplan.com

Forward Looking Statements

This press release contains forward-looking statements. These forward-looking statements can generally be identified by the use of forward-looking terminology, including the terms “believes,” “estimates,” “anticipates,” “expects,” “seeks,” “projects,” “forecasts,” “intends,” “plans,” “may,” “will” or “should” or, in each case, their negative or other variations or comparable terminology, including forward-looking statements about the impact from the novel coronavirus disease (the “COVID-19 pandemic”). These forward-looking statements include all matters that are not historical facts. Although we believe that these forward-looking statements are based on reasonable assumptions at the time they are made, you should be aware that many factors could affect our actual financial results, including the impact from the COVID-19 pandemic, and our ability to achieve our projected financial guidance, and therefore actual results might differ materially from those expressed in these forward-looking statements. Factors that might materially affect such forward-looking statements include loss of our customers, particularly our largest customers; decreases in our existing market share or the size of our Preferred Provider Organization networks; effects of competition; effects of pricing pressure; the inability of our customers to pay for our services; decreases in discounts from providers; the loss of our existing relationships with providers; the loss of key members of our management team; changes in: our regulatory environment, including healthcare law and regulations; the inability to implement information systems or expand our workforce; changes in our industry; providers’ increasing resistance to application of certain healthcare cost management techniques; pressure to limit access to preferred provider networks; heightened enforcement activity by government agencies; the possibility that regulatory authorities may assert we engage in unlawful fee splitting or corporate practice of medicine; interruptions or security breaches of our information technology systems; the expansion of privacy and security laws; our inability to expand our network infrastructure; our ability to protect proprietary applications; our ability to identify, complete and successfully integrate future acquisitions; our ability to pay interest and principal on our notes and other indebtedness; our ability to remediate any material weaknesses or maintain effective internal controls over financial reporting; the ability to continue to meet applicable listing standards; the ability to recognize the anticipated benefits of the business combination, which may be affected by, among other things, competition, our ability to grow and manage growth profitably, maintain relationships with customers and suppliers and retain our management and key employees; changes in applicable laws or regulations; the possibility that we may be adversely affected by other political, economic, business, and/or competitive factors; the impact of the COVID-19 pandemic and its related effects on our projected results of operations, financial performance or other financial metrics; the ability to achieve the goals of our Short-Term Execution Plan and recognize the anticipated strategic, operational, growth and efficiency benefits when expected; pending or potential litigation associated with the business combination; and other risks and uncertainties indicated in Multiplan's Registration Statement on Form S-1 filed with the Securities and Exchange Commission (“SEC”) on October 30, 2020, including those under “Risk Factors” therein, and other documents filed or to be filed with SEC by MultiPlan. Forward-looking statements speak only as of the date made and, except as required by law, we undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Non-GAAP Financial Measures

In addition to the financial measures prepared in accordance with generally accepted accounting principles in the United States (“GAAP”), this press release contains certain non-GAAP financial measures, including adjusted EBITDA. A non-GAAP financial measure is generally defined as a numerical measure of a company’s financial performance or financial position that excludes or includes amounts so as to be different than the most directly comparable measure calculated and presented in accordance with GAAP.

EBITDA and adjusted EBITDA are supplemental measures of MultiPlan’s performance that are not required by or presented in accordance with GAAP. These measures are not measurements of our financial performance or liquidity under GAAP, have limitations as analytical tools and should not be considered in isolation or as an alternative to net income (loss), cash flows or any other measures of performance or liquidity prepared in accordance with GAAP.

EBITDA represents net income before interest expense, interest income, income tax provision (benefit) and depreciation and amortization of intangible assets. Adjusted EBITDA is EBITDA as further adjusted by certain items as described in the table below. In addition, in evaluating EBITDA and adjusted EBITDA, you should be aware that in the future, we may incur expenses similar to the adjustments in the presentation of EBITDA and adjusted EBITDA. The presentation of EBITDA and adjusted EBITDA should not be construed as an inference that our future results will be unaffected by unusual or non-recurring items. The calculations of EBITDA and adjusted EBITDA may not be comparable to similarly titled measures reported by other companies. Based on our industry and debt financing experience, we believe that EBITDA and adjusted EBITDA are customarily used by investors, analysts and other interested parties to provide useful information regarding a company’s ability to service and/or incur indebtedness.

We also believe that adjusted EBITDA is useful to investors and analysts in assessing our operating performance during the periods these charges were incurred on a consistent basis with the periods during which these charges were not incurred. Both EBITDA and adjusted EBITDA have limitations as analytical tools, and you should not consider either in isolation, or as a substitute for analysis of our results as reported under GAAP. Some of the limitations are:

•	EBITDA and adjusted EBITDA do not reflect changes in, or cash requirements for, our working capital needs;

•	EBITDA and adjusted EBITDA do not reflect interest expense, or the cash requirements necessary to service interest or principal payments on our debt;

•	EBITDA and adjusted EBITDA do not reflect our tax expense or the cash requirements to pay our taxes; and

•	Although depreciation and amortization are non-cash charges, the tangible assets being depreciated will often have to be replaced in the future, and EBITDA and adjusted EBITDA do not reflect any cash requirements for such replacements.

MultiPlan’s presentation of adjusted EBITDA should not be construed as an inference that our future results and financial position will be unaffected by unusual items.

We have not reconciled the forward-looking adjusted EBITDA guidance included above to the most directly comparable GAAP measure because this cannot be done without unreasonable effort due to the variability and low visibility with respect to certain costs, the most significant of which are incentive compensation (including stock-based compensation), transaction related expenses (including expenses relating to the business combination), certain fair value measurements and costs related to the uncertainties caused by the global COVID-19 pandemic, which are potential adjustments to future earnings. We expect the variability of these items to have a potentially unpredictable, and a potentially significant, impact on our future GAAP financial results.

Polaris Parent Corp.

Unaudited Condensed Consolidated Balance Sheets

 ($ in thousands, except share and per share data)

	September 30, 2020	December 31, 2019
Assets
Current assets:
Cash and cash equivalents	$203,807	$21,825
Trade accounts receivable, net	53,873	77,071
Prepaid expenses and other current assets	13,902	5,032
Prepaid software and maintenance	7,322	9,556
Prepaid taxes	-	2,130
Deferred transaction costs	30,217	-
Total current assets	309,121	115,614

Property and equipment, net	182,270	177,992
Operating lease right-of-use asset	31,851	29,998
Goodwill	4,142,013	4,142,013
Client relationships intangible, net	2,930,082	3,135,782
Provider network intangible, net	638,721	683,561
Other intangibles, net	67,300	67,300
Equity investments	93,222	-
Other assets	5,447	8,151
Total assets	$8,400,027	$8,360,411

Liabilities and Shareholders' Equity
Current liabilities:
Accounts payable	$38,905	$9,565
Accrued interest	70,730	17,966
Accrued taxes	17,630	-
Operating lease obligation	6,811	9,521
Accrued compensation	33,404	26,311
Accrued legal	9,136	10,038
Accrued administrative fees	3,593	3,861
Other accrued expenses	9,883	8,524
Total current liabilities	190,092	85,786

Long-term debt	5,409,451	5,397,122
Operating lease obligation	28,040	23,086
Deferred income taxes	834,840	869,199
Total liabilities	6,462,423	6,375,193

Shareholders' equity:
Shareholder interests
Shareholder shares par value $0.001, 1,000 shares authorized
(500 Series A and 500 Series B), issued and outstanding 5 shares of Series A
and 5 shares of Series B as of September 30, 2020 and December 31, 2019	-	-
Contributed capital	1,647,284	1,347,656
Retained earnings	290,320	637,562
Shareholders' equity	1,937,604	1,985,218
Total liabilities and shareholders' equity	$8,400,027	$8,360,411

Polaris Parent Corp.

Unaudited Condensed Consolidated Statements of (Loss) Income and Comprehensive (Loss) Income

 ($ in thousands, except share and per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2020	2019	2020	2019

Revenues	$223,517	$245,820	$682,419	$736,497

Costs of services (exclusive of depreciation and amortization of intangible assets shown below)	147,866	41,059	244,445	116,191
General and administrative expenses	184,164	25,986	241,931	62,513
Depreciation	15,262	14,153	44,903	41,723
Amortization of intangible assets	83,513	83,513	250,540	250,540
Total expenses	430,805	164,711	781,819	470,967

Operating (loss) income	(207,288)	81,109	(99,400)	265,530

Interest expense	82,275	93,246	259,290	286,438
Interest income	(81)	(54)	(229)	(133)
Gain on repurchase and retirement of Notes	-	(18,450)	-	(18,450)
Net (loss) income before income taxes	(289,482)	6,367	(358,461)	(2,325)

(Benefit) provision for income taxes	(1,080)	1,005	(11,219)	(191)
(Loss) income from continuing operations	(288,402)	5,362	(347,242)	(2,134)

Net (loss) income	(288,402)	5,362	(347,242)	(2,134)

Weighted average shares outstanding – Basic and Diluted:	10	10	10	10

Net (loss) income per share – Basic and Diluted:	$(28,840,200)	$536,200	$(34,724,200)	$(213,400)

Comprehensive (loss) income	(288,402)	5,362	(347,242)	(2,134)

Polaris Parent Corp.

Unaudited Condensed Consolidated Statements of Cash Flows

 ($ in thousands)

	Nine Months	Nine Months
	Ended	Ended
	September 30, 2020	September 30, 2019
Operating activities:
Net loss	$(347,242)	$(2,134)
Adjustments to reconcile net loss to net cash
provided by operating activities:
Depreciation	44,903	41,723
Amortization of the right-of-use asset	6,537	7,120
Amortization of intangible assets	250,540	250,540
Amortization of debt issuance costs	11,016	8,546
Stock-based compensation	299,629	(308)
Deferred tax benefit	(34,359)	(17,129)
Non-cash interest costs	1,434	1,476
Loss on equity investments	7,784	-
Gain on repurchase and cancellation of Notes	-	(18,450)
Loss on disposal of property and equipment	77	152
Changes in assets and liabilities, net of acquired balances:
Accounts receivable, net	23,198	6,270
Prepaid expenses and other assets	(34,280)	(2,389)
Prepaid taxes	2,130	(64,897)
Operating lease obligation	(6,082)	(7,171)
Accounts payable and accrued expenses and other	107,016	64,578
Net cash provided by operating activities	332,301	267,927
Investing activities:
Purchases of property and equipment	(49,322)	(48,020)
Purchases of equity investments	(101,006)	-
Net cash used in investing activities	(150,328)	(48,020)

Financing activities:
Repayments of long term debt	-	(100,000)
Repurchase and cancellation of Senior PIK Toggle Notes	-	(101,013)
Borrowings on revolving credit facility	98,000	-
Repayment of revolving credit facility	(98,000)	-
Borrowings (payments) on capital leases, net	9	(130)
Net cash provided by (used in) financing activities	9	(201,143)

Net change in cash and cash equivalents	181,982	18,764
Cash and cash equivalents at beginning of period	21,825	5,014

Cash and cash equivalents at end of period	$203,807	$23,778

Noncash investing and financing activities:
Purchases of property, plant and equipment not yet paid	$4,327	$3,850
Operating lease right-of-use assets obtained in exchange for
operating lease liabilities	$10,158	$3,908
Supplemental disclosure of cash flow information:
Cash paid during the period for:
Interest	$(194,074)	$(221,934)
Income taxes, net of refunds	$(4,415)	$(82,225)

Calculation of EBITDA and Adjusted EBITDA

Polaris Parent Corp

($ in thousands)

	For the Three Months Ended			For the Nine Months Ended
	September 30, 2020	June 30, 2020	September 30, 2019	September 30, 2020	September 30, 2019
Net income (loss) - GAAP	$(288,402)	$(56,246)	$5,362	$(347,242)	$(2,134)
Adjustments:
Interest expense	82,275	86,050	93,246	259,290	286,438
Interest income	(81)	(77)	(54)	(229)	(133)
Income tax provision (benefit)	(1,080)	(9,456)	1,005	(11,219)	(191)
Depreciation	15,262	15,135	14,153	44,903	41,723
Amortization of intangible assets	83,513	83,514	83,513	250,540	250,540
Non-income taxes (a)	415	481	479	1,335	1,409

EBITDA	$(108,098)	$119,401	$197,704	$197,378	$577,652

Adjustments:
Other (income) expense (b)	1,012	149	626	1,308	1,448
Transaction related expenses (c )	2,464	2,338	3,245	5,162	3,267
Loss on equity investments (d)	7,784	-	-	7,784	-
Gain on repurchase and retirement of notes (e)	-	-	(18,450)	-	(18,450)
Stock-based compensation (f)	262,356	27,911	4,321	299,629	(308)

Adjusted EBITDA	$165,518	$149,799	$187,446	$511,261	$563,609

(a) Non-income taxes includes personal property taxes, real estate taxes, sales and use taxes and franchise taxes which are included in costs of services and general and administrative expenses in our consolidated statements of income and comprehensive income.

(b) Represents miscellaneous non-operating expenses, gain or loss on disposal of assets, and management fees.

(c) Represents ordinary course transaction costs and transaction costs related to the Churchill Capital Corp III and MultiPlan business combination.

(d) Loss on equity investments reflects the change in the value of CCXX stock as September 30, 2020 from the price shares were purchased.

(e) Represents the gain related to the repurchase and cancellation of $121.3 million in aggregate amount of Senior PIK Notes.

(f) Includes the cost of an employee stock-based compensation plan.

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